Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENTS

WHEREAS, Walgreen Co. (the “Company”) has entered into employment agreements (“Agreements”) with the executives set forth in Exhibit A for the purpose of assuring the continued dedication of such executives in the event of a change in control of the Company; and

WHEREAS, it is now deemed desirable to amend the Agreements to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, each Agreement is hereby amended by adding the following new Section 13 to the Agreement, immediately following Section 12 thereof:

“13.           Code Section 409A Compliance.  Notwithstanding any provision of this Agreement to the contrary, the following provisions shall apply effective January 1, 2009:

(a)  To the extent required by Code Section 409A, payments under this Agreement shall be delayed until the date which is six months after the Executive’s separation from service with the Company.

(b)  Any compensation previously deferred by the Executive to be paid under Section 6(d)(i)(D) shall be paid in accordance with the terms of the program and, if applicable, the elections made by the Executive under such program, under which such compensation was deferred.

(c)  To the extent that any of the continued benefits to be provided to the Executive under this Agreement constitute taxable reimbursements or in-kind benefits, (i) the benefits to be provided or expenses eligible for reimbursement shall be determined in accordance with the applicable Company policy, (ii) the reimbursement or in-kind benefit shall not affect the expenses eligible for reimbursement or in-kind benefit to be provided in any other taxable year, (iii) the reimbursement of an eligible expense must be made on or before the last day of the taxable year following the year in which the expense was incurred, and (iv) the Executive may not liquidate or exchange the reimbursement or in kind benefit for any other benefit.”

EXHIBIT A
LIST OF AGREEMENTS

[Intentionally omitted]